                         Exhibit 99.1
For Immediate Release
Star Equity Holdings Reports 2025 Fourth Quarter and Full-Year Results

2025 Was a Transformative Year due to Merger Completed in Q3

OLD GREENWICH, CT - March 17, 2026 - Star Equity Holdings, Inc. (Nasdaq: STRR and STRRP) ("Star" or the "Company"), a diversified holding company, announced today financial results for the fourth quarter and full year ended December 31, 2025.

2025 Fourth Quarter Summary
•Revenue of $56.8 million increased 69% from the fourth quarter of 2024.
•Gross profit of $24.2 million increased 38% from the fourth quarter of 2024.
•Net loss attributable to common shareholders of $2.4 million, or $0.67 loss per diluted share, versus net loss attributable to common shareholders of $0.6 million, or $0.20 loss per diluted share, in the fourth quarter of 2024. Adjusted net loss attributable to common shareholders per diluted share (Non-GAAP measure)* was $0.10 compared to adjusted net income attributable to common shareholders per diluted share of $0.04 in the fourth quarter of 2024.
•Adjusted EBITDA (Non-GAAP measure)* increased to $2.2 million, versus adjusted EBITDA of $0.9 million in the fourth quarter of 2024.
2025 Full-Year Summary
•Revenue of $172.2 million increased 23% from 2024. Full year 2025 pro forma ("PF")(1) revenue of $224.7 million increased 7% from 2024.
•Gross profit of $79.9 million increased 14% from 2024. PF gross profit of $95.0 million increased 6% from 2024
•Net loss attributable to common shareholders of $6.7 million, or 2.08 loss per diluted share, compared to net loss of $4.8 million, or $1.59 loss per diluted share, in 2024. Adjusted net loss attributable to common shareholders per diluted share (Non-GAAP measure)* of $0.20 increased from adjusted net loss attributable to common shareholders per diluted share of $0.49 in the prior year.
•Adjusted EBITDA (Non-GAAP measure)* was $4.2 million, versus adjusted EBITDA of $0.9 million in 2024. PF adjusted EBITDA of $12.6 million increased from $4.4 million in 2024.
•Total cash including restricted cash was $13.4 million at December 31, 2025.

Jeff Eberwein, Chief Executive Officer at Star, said, "Our fourth quarter and full-year financial results reflect positive momentum and improvement over the prior year quarter, largely attributable to the addition of the Building Solutions and Energy Services divisions which occurred with the merger that closed in August 2025."

Jake Zabkowicz, Global CEO of Hudson Talent Solutions ("HTS"), noted, "HTS delivered a 4.8% revenue increase in the fourth quarter Full-year revenues remained relatively flat compared to 2024 despite macroeconomic challenges and significant ongoing pressure in the talent market. In 2025, we expanded our service offering with the implementation of agentic AI, positioning us at the forefront of the talent industry's digital transformation."

Rick Coleman, COO of Star, added, “Residential and commercial building demand were relatively soft throughout the year, but our Building Solutions segment delivered strong results, including significantly higher sales and profitability. Energy Services division performance was also strong as ADT expanded market share across all core markets with particularly robust growth in mining and geothermal. These results highlight the team’s ability to combine strong execution with innovation across a broad range of end markets and applications."

Mr. Eberwein concluded, "2025 was a transformational year for Star. The merger that closed in August strengthened our operating and financial position, accelerated our growth strategy, and reinforced our conviction that our stock remains undervalued. To that end, we repurchased more than $2.6 million of stock during 2025 and expect to continue utilizing buybacks to enhance shareholder value."

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Segment Highlights

Building Solutions

Fourth quarter 2025 Building Solutions revenue was $18.0 million and gross profit was $4.6 million. Fourth quarter Adjusted EBITDA was $1.9 million.

Full year 2025 Building Solutions revenue was $27.6 million and gross profit was $6.3 million. Full year 2025 Adjusted EBITDA was $2.5 million.

Full year 2025 PF Building Solutions revenue was $71.9 million, up from $60.1 million in 2024, and full year 2025 PF gross profit was $18.0 million versus $14.0 million in the prior year. Full year 2025. PF adjusted EBITDA was $7.2 million, up from adjusted EBITDA of $5.3 million a year ago.

Building Solutions backlog as of December 31, 2025 was $9.6 million, and the trailing 12-month book-to-bill ratio was 0.89.

Business Services

Fourth quarter 2025 Business Services revenue was $35.2 million, up from $33.6 million in the prior year quarter, while gross profit was $18.1 million, up from $17.6 million in the prior year quarter. Business Services adjusted EBITDA was $0.9 million, down from $1.5 million in the prior year quarter.

Full year 2025 Business Services revenue was $139.7 million, down from $140.1 million in the prior year, while gross profit was $71.8 million, up from $70.2 million in the prior year. Full year 2025 Business Services adjusted EBITDA was $5.0 million, up from $4.3 million in the prior year.

Regionally, APAC and Americas gross profit for full year 2025 grew 11.7% and 4.4%, respectively. This growth was offset by EMEA, where gross profit declined by (18.7)%.

Energy Services

Fourth quarter 2025 Energy Services revenue was $3.6 million. Fourth quarter 2025 gross profit was $1.6 million, and adjusted EBITDA was $0.9 million.

Full year 2025 Energy Services revenue was $4.9 million. Full year 2025 gross profit was $1.9 million and adjusted EBITDA was $1.0 million.

PF Energy Services revenue for full year 2025 was $13.2 million, up from $10.1 million in 2024, while PF gross profit was $5.5 million, down from $5.7 million in 2024. Full year 2025 PF adjusted EBITDA was $2.9 million, up from $2.1 million in 2024.

(1) PF Building Solutions, Energy Services, and Investments results from Star Operating Companies, Inc. for the full year of 2025 and 2024. PF Building Solutions reflects results from Timber Technologies for the full year in 2024. Timber Technologies was acquired by Star Operating Companies on May 17, 2024. PF Energy Services in 2025 and 2024 reflects Alliance Drilling Tools results, which was acquired by Star Operating Companies on March 3, 2025.

Corporate Costs
The Company's corporate costs of $1.9 million for the fourth quarter of 2025 excluded $0.3 million of non-recurring expenses. This compares to corporate costs of $0.6 million in the fourth quarter of 2024, which excluded $0.0 million of non-recurring expenses.

The Company's corporate costs of $4.9 million for full year 2025 excluded $2.5 million of non-recurring expenses. This compares to corporate costs of $3.4 million for full year 2024, which excluded $0.9 million of non-recurring expenses.

Liquidity and Capital Resources

The Company ended the fourth quarter of 2025 with $13.4 million in cash, including $3.1 million in restricted cash. The Company used $3.9 million in cash flow from operations in the fourth quarter of 2025 compared to $2.0 million generated in the fourth quarter of 2024. For full year 2025, the company used $7.3 million in cash flow from operations compared to $2.8 million in cash flow from operations in 2024. Year-end 2025 working capital excluding cash was $22.4 million, representing a temporary build-up that is expected to decline in the first quarter of 2026.

Share Repurchase Program

In the fourth quarter of 2025, the Company repurchased 5,964 shares for approximately $66,000. For the full year 2025, the Company repurchased 280,886 shares for approximately $2.6 million and has repurchased about $10 million of common stock since 2020. As of year-end 2025, the Company has $2.5 million remaining under its $3 million repurchase program authorized in September 2025 and continues to view share repurchases as an attractive use of capital.

NOL Carryforward

As of December 31, 2025, Star had $215 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Star Equity common stock to 4.99%. Stockholders who wish to own more than 4.99% of Star Equity common stock, or who already own more than 4.99% of Star Equity common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Preferred Stock Dividends
In Q4 2025, the Company’s board of directors (the "Board") declared a quarterly cash dividend to holders of the Company’s 10% Series A Cumulative Perpetual Preferred Stock of $0.25 per share, paid on December 10, 2025 to the shareholders of record as of December 1, 2025.

In addition, on February 13, 2026, the Board declared a cash dividend to holders of the Company’s 10% Series A Cumulative Perpetual Preferred Stock of $0.25 per share. The record date for this dividend was March 1, 2026, and the payment date was March 10, 2026.

Conference Call/Webcast

The Company will conduct a conference call tomorrow, March 18, 2026, at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at www.starequity.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 816-1383
•International Dial-In Number: (412) 317-0476

The archived call will be available on the investor information section of the Company's web site at www.starequity.com.

About Star Equity Holdings, Inc.

Star Equity Holdings, Inc. is a diversified holding company that seeks to build long-term shareholder value by acquiring, managing, and growing businesses with strong fundamentals and market opportunities. Its current structure comprises four segments: Building Solutions, Business Services, Energy Services, and Investments. For more information visit www.starequity.com.

On August 22, 2025, the Company completed its previously announced acquisition of Star Operating Companies, Inc. (“Star Operating”, formerly known as Star Equity Holdings, Inc.), pursuant to the Agreement and Plan of Merger, dated as of May 21, 2025 (the “Merger Agreement”), by and among the Company, Star Operating and HSON Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, on August 22, 2025, at the effective time of the merger pursuant to the Merger Agreement (the “Merger”), Merger Sub merged with and into Star Operating, with Star Operating continuing as the surviving corporation of the Merger as a wholly owned subsidiary of the Company. Effective September 5, 2025, the Company changed (i) its name to Star Equity Holdings, Inc. and (ii) its trading symbols on Nasdaq to STRR and STRRP.

Building Solutions
The Building Solutions division operates in three niches: (i) modular building manufacturing; (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations; and (iii) glue-laminated timber (glulam) column, beam, and truss manufacturing.

Business Services
The Business Services division provides flexible and scalable recruitment solutions to a global clientele, servicing organizations at all levels, from entry-level positions to the C-suite. The division focuses on mid-market and enterprise organizations worldwide, partnering consultatively with talent acquisition, HR, and procurement leaders to build diverse, high-impact teams and drive business success.

Energy Services
The Energy Services division engages in the rental, sale, and repair of downhole tools used in the oil and gas, geothermal, mining, and water-well industries.

Investments
The Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.

Investor Relations:
The Equity Group
Lena Cati
(212) 836-9611
lcati@theequitygroup.com

Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,”

“plan,” “predict,” “believe,” and similar words, expressions, and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties, and assumptions include, but are not limited to, (1) global economic fluctuations, (2) changes in the cost and availability of commodities, materials, and equipment, (3) risks related to providing uninterrupted service to clients, (4) the ability of clients to terminate their relationship with the Company at any time, (5) risks associated with real estate ownership, (6) the Company’s ability to successfully achieve its strategic initiatives, (7) risks related to fluctuations in the Company’s operating results from quarter to quarter, (8) risks related to potential acquisitions or dispositions of businesses by the Company, (9) our profitability and growth being tied to the success of our operating businesses, (10) risks associated with our financial investments in other businesses, (11) our ability to improve existing products and services and develop, introduce, and market new products and services successfully, (12) the loss of or material reduction in our business with any of the Company’s largest customers, (13) competition in the Company’s markets, (14) risks related to potential decreases in demand for products, (15) our ability to maintain costs at an acceptable level, (16) the negative cash flows and operating losses that may recur in the future, (17) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East, (18) risks relating to how future credit facilities may affect or restrict our operating flexibility, (19) our ability to generate or borrow sufficient cash to make payments on our indebtedness, (20) risks related to indebtedness, (21) risks associated with the Company’s investment strategy, (22) the Company’s dependence on key management personnel, (23) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (24) the Company’s ability to collect accounts receivable, (25) the Company’s exposure to legal proceedings, investigations and disputes, and limits on related insurance coverage, (26) the Company’s ability to utilize net operating loss carryforwards, (27) the potential for goodwill impairment, (28) volatility of the Company’s stock price, (29) risks related to our historically low trading volume, (30) risks related to securities or industry analysts, (31) the Company’s ability to declare dividends, (32) risks associated with failure to pay dividends on our Series A Preferred Stock, (33) our history of annual net losses, (34) risks related to our international operations, (35) risks related to compliance with federal and state laws, regulations, and other rules, (36) our exposure to employment-related claims, legal liability, and costs from clients, employees, and regulatory authorities, (37) risks related to the imposition of licensing or tax requirements or new regulations, (38) the effect of Anti-takeover provisions in our organizational documents, (39) the effect of the protective amendment contained in our Restated Certificate of Incorporation, (40) the impact of our stockholder rights plan, or “poison pill,” on stockholder decision making, (41) risks related to our scaled disclosure requirements as a smaller reporting company, (42) risks related to evolving ESG and DEI rules and regulations, (43) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (44) the adverse impacts of cybersecurity threats and attacks, and (45) risks related to the use of new and evolving technologies, and (46) those risks set forth in “Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.” The foregoing list should not be construed to be exhaustive. Actual results could differ materially from the forward-looking statements contained in this press release. In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our current expectations. These forward-looking statements speak only as of the date of this press release. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

STAR EQUITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
Building Solutions	$17,975	$—	$27,578	$—
Business Services	35,207	33,600	139,652	140,056
Energy Services	3,611	—	4,929	—
Investments	—	—	—	—
Total revenues	56,793	33,600	172,159	140,056

Cost of revenues:
Building Solutions	13,384	—	21,303	—
Business Services	17,097	15,996	67,879	69,904
Energy Services	2,029	—	3,001	—
Investments	74	—	107	—
Total cost of revenues	32,584	15,996	92,290	69,904

Gross profit	24,209	17,604	79,869	70,152

Operating expenses:
Salaries and related	18,228	13,910	63,545	58,309
Office and general	4,667	2,539	14,843	10,703
Marketing and promotion	1,143	961	3,957	3,588
Depreciation and amortization	280	319	1,212	1,361
Total operating expenses	24,318	17,729	83,557	73,961
Operating income (loss)	(109)	(125)	(3,688)	(3,809)
Non-operating income (expense):
Interest (expense) income, net	54	80	260	360
Other income / (expense), net	(219)	297	(428)	(21)
Loss before income taxes	(274)	252	(3,856)	(3,470)
Provision for income taxes	1,435	837	2,061	1,300
Net loss	(1,709)	(585)	(5,917)	(4,770)
Dividends on Series A perpetual preferred stock	(673)	—	(740)	—
Net loss attributable to common shareholders	(2,382)	(585)	(6,657)	(4,770)

Loss per share:
Basic	$(0.48)	$(0.20)	$(1.85)	$(1.59)
Diluted	$(0.48)	$(0.20)	$(1.85)	$(1.59)
Loss per share, attributable to common shareholders
Basic	$(0.67)	$(0.20)	$(2.08)	$(1.59)
Diluted	$(0.67)	$(0.20)	$(2.08)	$(1.59)
Weighted-average shares outstanding:
Basic	3,543	2,974	3,198	3,000
Diluted	3,543	2,974	3,198	3,000

Dividends declared per share of Series A perpetual preferred stock	$0.250	$—	$0.275	$—

STAR EQUITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$10,269	$17,011
Restricted cash, current	1,819	476
Investments in equity securities	3,767	—
Accounts receivable, less allowance for expected credit losses of $275 and $391, respectively	35,220	20,093
Inventories, net	6,988	—
Note receivable, current portion	256	—
Prepaid and other	4,168	2,560
Total current assets	62,487	40,140
Property and equipment, net of accumulated depreciation of $6,367 and $1,668, respectively	18,610	242
Operating lease right-of-use assets	11,675	1,024
Goodwill	5,944	5,703
Intangible assets, net of accumulated amortization of $4,795 and $3,897, respectively	1,688	2,491
Long term investments	953	—
Notes receivable, net of current portion	8,629	—
Deferred tax assets	1,911	2,648
Restricted cash	1,322	180
Other assets	12	155
Total assets	$113,231	$52,583
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,769	$1,789
Accrued salaries, commissions, and benefits	7,526	4,306
Accrued expenses and other current liabilities	6,907	4,375
Short-term debt	8,473	—
Deferred revenue	1,496	129
Operating lease obligations, current	655	623
Total current liabilities	29,826	11,222
Income tax payable	99	93
Operating lease obligations	11,235	441
Note payable – long term	6,056	—
Other liabilities	308	399
Total liabilities	47,524	12,155
Commitments and contingencies
Stockholders’ equity:
Series A Preferred stock, $0.001 par value, 10,000 shares authorized; 2,691 and 0 issued; 2,370 and 0 shares outstanding, respectively	3	—
Common stock, $0.001 par value, 20,000 shares authorized; 5,366 and 4,033 shares issued; 3,755 and 2,750 shares outstanding, respectively	5	4
Additional paid-in capital	530,136	494,209
Accumulated deficit	(435,934)	(430,017)
Accumulated other comprehensive loss, net of applicable tax	(1,364)	(2,717)
Treasury stock, 1,611 and 1,283 common shares; 321 and 0 preferred shares, respectively, at cost	(27,139)	(21,051)
Total stockholders’ equity	65,707	40,428
Total liabilities and stockholders' equity	$113,231	$52,583

STAR EQUITY HOLDINGS, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2025	Building Solutions	Business Services	Energy Services	Investments	Corporate	Total
Revenue, from external customers	$17,975	$35,207	$3,611	$159	$(159)	$56,793
Gross profit	$4,591	$18,110	$1,582	$85	$(159)	$24,209
Net loss attributable to common shareholders	$1,531	$(1,678)	$425	$105	$(2,765)	$(2,382)
Dividends on Series A perpetual preferred stock	—	—	—	—	673	673
Net loss	1,531	(1,678)	425	105	(2,092)	(1,709)
Provision from income taxes	—	1,548	—	—	(113)	1,435
Interest (income) expense, net	161	104	60	(190)	(189)	(54)
Total depreciation and amortization	252	156	391	75	10	884
EBITDA (loss) (1)	1,944	130	876	(10)	(2,384)	556
Foreign currency gain/loss	—	44	—	—	13	57
Corporate administrative charges	—	176	—	—	(176)	—
Other non-operating expense (income)	(51)	109	(2)	(40)	30	46
Stock-based compensation expense	11	215	—	—	273	499
Interest income (2)	—	—	—	305	—	305
Unrealized (gain) loss on equity securities	—	—	—	116	—	116
Severance/contingent salary	—	124	—	—	—	124
Transaction costs related to mergers and acquisitions	—	72	—	—	299	371
Financing cost	16	4	20	—	4	44
Other non-recurring expenses	21	15	14	—	40	90
Adjusted EBITDA (loss) (1)	$1,941	$889	$908	$371	$(1,901)	$2,208

For The Three Months Ended December 31, 2024	Business Services	Corporate	Total
Revenue, from external customers	$33,600	$—	$33,600
Gross profit	$17,604	$—	$17,604
Net loss	$(485)	$(100)	$(585)
Provision for income taxes	875	(38)	837
Interest (income) expense, net	130	(210)	(80)
Total depreciation and amortization	316	3	319
EBITDA (loss) (1)	836	(345)	491
Corporate administrative charges	298	(298)	—
Foreign currency gain/loss	(151)	(7)	(158)
Other non-operating expense (income)	(34)	(105)	(139)
Stock-based compensation expense	168	66	234
Severance/contingent salary	392	—	392
Other non-recurring expenses	—	41	41
Adjusted EBITDA (loss) (1)	$1,509	$(648)	$861

1.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
2.The Company allocates all corporate interest income to the Investments Division

STAR EQUITY HOLDINGS, INC.
SEGMENT ANALYSIS - YEAR TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Year Ended December 31, 2025	Building Solutions	Business Services	Energy Services	Investments	Corporate	Total
Revenue, from external customers	$27,578	$139,652	$4,929	$212	$(212)	$172,159
Gross profit	$6,275	$71,773	$1,928	$105	$(212)	$79,869
Net loss attributable to common shareholders	$1,866	$(2,152)	$357	$160	$(6,888)	$(6,657)
Dividends on Series A perpetual preferred stock	—	—	—	—	740	740
Net loss	1,866	(2,152)	357	160	(6,148)	(5,917)
Provision from income taxes	—	1,999	—	—	62	2,061
Interest (income) expense, net	212	510	99	(283)	(798)	(260)
Total depreciation and amortization	361	1,028	560	107	22	2,078
EBITDA (loss) (1)	2,439	1,385	1,016	(16)	(6,862)	(2,038)
Corporate administrative charges	—	1,084	—	—	(1,084)	—
Foreign currency gain/loss	—	289	—	—	14	303
Other non-operating expense (income)	(51)	199	(26)	(40)	(106)	(24)
Stock-based compensation expense	16	850	—	—	631	1,497
Interest income (2)	—	—	—	449	—	449
Unrealized (gain) loss on equity securities	—	—	—	149	—	149
Severance/contingent salary	—	891	—	—	—	891
Transaction costs related to mergers and acquisitions	—	269	—	—	2,259	2,528
Financing cost	21	4	32	—	6	63
Other non-recurring expenses	81	33	14	—	245	373
Adjusted EBITDA (loss) (1)	$2,506	$5,004	$1,036	$542	$(4,897)	$4,191

For The Year Ended December 31, 2024	Business Services	Corporate	Total
Revenue, from external customers	$140,056	$—	$140,056
Gross profit	$70,152	$—	$70,152
Net loss	$(1,993)	$(2,777)	$(4,770)
Provision for income taxes	1,242	58	1,300
Interest (income) expense, net	520	(880)	(360)
Total depreciation and amortization	1,350	11	1,361
EBITDA (loss) (1)	1,119	(3,588)	(2,469)
Corporate administrative charges	1,030	(1,030)	—
Foreign currency gain/loss	161	—	161
Other non-operating expense (income)	17	(157)	(140)
Stock-based compensation expense	815	465	1,280
Severance/contingent salary	1,180	—	1,180
Other non-recurring expenses	10	881	891
Adjusted EBITDA (loss) (1)	$4,332	$(3,429)	$903
1.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
2.The Company allocates all corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
SEGMENT ANALYSIS - YEAR TO DATE
RECONCILIATION OF PRO FORMA ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Year Ended December 31, 2025	Building Solutions	Business Services	Energy Services	Investments	Corporate	Total
Pro forma revenue, from external customers (1)	$71,862	$139,652	$13,203	$631	$(631)	$224,717
Pro forma gross profit (1)	$18,034	$71,773	$5,461	$333	$(631)	$94,970
Pro forma net loss attributable to common shareholders (1)	$3,494	$(2,152)	$669	$5,073	$(13,638)	$(6,554)
Dividends on Series A perpetual preferred stock	—	—	—	—	2,496	2,496
Pro forma net loss	3,494	(2,152)	669	5,073	(11,142)	(4,058)
Provision from income taxes	1	1,999	—	—	(1,670)	330
Interest (income) expense, net	666	510	220	(704)	(770)	(78)
Total depreciation and amortization	2,835	1,028	1,415	299	41	5,618
Pro forma EBITDA (loss) (2)	6,996	1,385	2,304	4,668	(13,541)	1,812
Corporate administrative charges	—	1,084	—	—	(1,084)	—
Foreign currency gain/loss	—	289	—	—	14	303
Other non-operating expense (income), including corporate administration charges	(51)	199	(6)	(38)	(108)	(4)
Stock-based compensation expense	46	850	—	—	775	1,671
Interest income (3)	—	—	—	1,249	—	1,249
Unrealized (gain) loss on equity securities	—	—	—	35	—	35
Severance/contingent salary	—	891	—	—	—	891
Transaction costs related to mergers and acquisitions	—	269	595	—	4,140	5,004
Impairment of cost method investment	—	—	—	432	—	432
Loss (gain) on equity method investment	—	—	—	755	—	755
Financing cost	61	4	32	—	17	114
Other non-recurring expenses	132	33	14	—	184	363
Pro forma adjusted EBITDA (loss) (2)	$7,184	$5,004	$2,939	$7,101	$(9,603)	$12,625

1.Pro forma Building Solutions and Investments results for the full year of 2025 as opposed to August 22, 2025 through December 31, 2025. Pro forma Energy Services reflects results from Alliance Drilling Tools for the full year in 2025. Alliance Drilling Tools was acquired by Star Operating Companies on March 3, 2025.
2.Pro forma Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
3.The Company allocates all corporate interest income to the Investments Division.

STAR EQUITY HOLDINGS, INC.
SEGMENT ANALYSIS - YEAR TO DATE
RECONCILIATION OF PRO FORMA ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Year Ended December 31, 2024	Building Solutions	Business Services	Energy Services	Investments	Corporate	Total
Pro forma revenue, from external customers (1)	$60,131	$140,056	$10,111	$731	$(731)	$210,298
Pro forma gross profit (1)	$13,967	$70,152	$5,678	$510	$(731)	$89,576
Pro forma net loss attributable to common shareholders (1)	$568	$(1,993)	$1,401	$(1,797)	$(11,880)	$(13,701)
Dividends on Series A perpetual preferred stock	—	—	—	—	2,040	2,040
Pro forma net loss	568	(1,993)	1,401	(1,797)	(9,840)	(11,661)
Provision for income taxes	13	1,242	—	—	321	1,576
Interest (income) expense, net	481	520	(33)	(716)	(1,301)	(1,049)
Total depreciation and amortization	3,406	1,350	637	221	54	5,668
Pro forma EBITDA (loss) (2)	4,468	1,119	2,005	(2,292)	(10,766)	(5,466)
Foreign currency gain/loss	—	161	—	—	—	161
Corporate administrative charges	—	1,030	—	—	(1,030)	—
Other non-operating expense (income)	18	17	—	—	(157)	(122)
Stock-based compensation expense	39	815	—	—	665	1,519
Interest income (3)	—	—	—	1,251	—	1,251
Unrealized (gain) loss on equity securities	—	—	—	177	—	177
Severance/contingent salary	—	1,180	—	—	—	1,180
Purchase accounting adjustments (4)	786	—	—	—	—	786
Transaction costs related to mergers and acquisitions	—	—	115	—	1,531	1,646
Impairment of cost method investment	—	—	—	4,615	—	4,615
Loss (gain) on equity method investment	—	—	—	1,850	—	1,850
Financing cost	24	—	—	—	11	35
Gains on sale and leaseback transactions	—	—	—	(3,755)	—	(3,755)
Other non-recurring expenses	(80)	10	—	—	608	538
Pro forma adjusted EBITDA (loss) (2)	$5,255	$4,332	$2,120	$1,846	$(9,138)	$4,415

1.Pro forma Building Solutions, Energy Services, and Investments results from Star Operating Companies, Inc. for the full year of 2024. Pro forma Building Solutions reflects results from Timber Technologies for the full year in 2024. Timber Technologies was acquired by Star Operating Companies on May 17, 2024. Pro forma Energy Services in 2024 reflects Alliance Drilling Tools results, which was acquired by Star Operating Companies on March 3, 2025.
2.Pro forma Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
3.The Company allocates all corporate interest income to the Investments Division.
4.Reflects purchase accounting adjustments related to the fair value of TT inventory and BLL earn-out that impacted net income.

STAR EQUITY HOLDINGS, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2025	Net Loss	Outstanding	Share (1)
Net loss	$(1,709)	3,543	$(0.48)
Dividends on Series A perpetual preferred stock	(673)	3,543	(0.19)
Net loss attributable to common shareholders	(2,382)	3,543	(0.67)
Intangible amortization from acquisitions	179	3,543	0.05
Deferred tax on subsidiary write-downs	1,111	3,543	0.31
Unrealized (gain) loss on equity securities	116	3,543	0.03
Severance/contingent salary	124	3,543	0.04
Transaction costs related to mergers and acquisitions	371	3,543	0.10
Financing cost	44	3,543	0.01
Other non-recurring expenses	90	3,543	0.03
Adjusted net loss attributable to common shareholders (2)	$(347)	3,543	$(0.10)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2024	Net Income	Outstanding	Share (1)
Net loss	$(585)	2,974	$(0.20)
Intangible amortization from acquisitions	257	2,974	0.09
Severance/contingent salary	392	2,974	0.13
Other non-recurring expenses	41	2,974	0.01
Stock-based compensation expense related to acquisitions	5	2,974	—
Adjusted net income (2)	$110	2,974	$0.04

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2025	Net Loss	Outstanding	Share (1)
Net loss	$(5,917)	3,198	$(1.85)
Dividends on Series A perpetual preferred stock	(740)	3,198	(0.23)
Net loss attributable to common shareholders	(6,657)	3,198	(2.08)
Intangible amortization from acquisitions	901	3,198	0.28
Deferred tax on subsidiary write-downs	1,111	3,198	0.35
Unrealized (gain) loss on equity securities	149	3,198	0.05
Severance/contingent salary	891	3,198	0.28
Transaction costs related to mergers and acquisitions	2,528	3,198	0.79
Financing cost	63	3,198	0.02
Other non-recurring expenses	373	3,198	0.12
Adjusted net loss attributable to common shareholders (2)	$(641)	3,198	$(0.20)

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2024	Net Loss	Outstanding	Share (1)
Net loss	$(4,770)	3,000	$(1.59)
Intangible amortization from acquisitions	1,129	3,000	0.38
Severance/contingent salary	1,180	3,000	0.39
Other non-recurring expenses	891	3,000	0.30
Stock-based compensation expense related to acquisitions	107	3,000	0.04
Adjusted net loss (2)	$(1,463)	3,000	$(0.49)

1.    Amounts may not sum due to rounding.
2.    Adjusted net income or loss attributable to common shareholders per diluted share are Non-GAAP measures defined as reported net income or loss attributable to common shareholders and reported net income or loss attributable to common shareholders per diluted share before items such as acquisition-related costs and non-recurring expenses after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.

STAR EQUITY HOLDINGS, INC.
RECONCILIATION OF PRO FORMA ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2025	Net Income	Outstanding	Share (1)
Pro forma net loss (3)	$(4,058)	3,671	$(1.11)
Dividends on Series A perpetual preferred stock	(2,496)	3,671	(0.68)
Pro forma net loss attributable to common shareholders (3)	(6,554)	3,671	(1.79)
Intangible amortization from acquisitions	2,814	3,671	0.77
Deferred tax on subsidiary write-downs	1,111	3,671	0.30
Unrealized (gain) loss on equity securities	35	3,671	0.01
Severance/contingent salary	891	3,671	0.24
Transaction costs related to mergers and acquisitions	5,004	3,671	1.36
Impairment of cost method investment	432	3,671	0.12
Loss (gain) on equity method investment	755	3,671	0.21
Financing cost	114	3,671	0.03
Other non-recurring expenses	363	3,671	0.10
Pro forma adjusted net income attributable to common shareholders (2)	$4,965	3,671	$1.35

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2024	Net Loss	Outstanding	Share (1)
Pro forma net loss (3)	$(11,661)	3,744	$(3.11)
Dividends on Series A perpetual preferred stock	(2,040)	3,744	(0.54)
Pro forma net loss attributable to common shareholders (3)	(13,701)	3,744	(3.66)
Intangible amortization from acquisitions	3,608	3,744	0.96
Unrealized (gain) loss on equity securities	177	3,744	0.05
Severance/contingent salary	1,180	3,744	0.32
Purchase accounting adjustment	786	3,744	0.21
Transaction costs related to mergers and acquisitions	1,646	3,744	0.44
Impairment of cost method investment	4,615	3,744	1.23
Loss (gain) on equity method investment	1,850	3,744	0.49
Financing cost	35	3,744	0.01
Gains on sale and leaseback transactions	(3,755)	3,744	(1.00)
Stock-based compensation expense related to acquisitions	107	3,744	0.03
Other non-recurring expenses	538	3,744	0.14
Pro forma adjusted net loss attributable to common shareholders (2)	$(2,914)	3,744	$(0.78)

1.Amounts may not sum due to rounding.
2.Adjusted net income or loss attributable to common shareholders per diluted share are Non-GAAP measures defined as reported net income or loss attributable to common shareholders and reported net income or loss attributable to common shareholders per diluted share before items such as acquisition-related costs and non-recurring expenses after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.
3.Pro forma Building Solutions, Energy Services, and Investments results for the full year of 2024 and 2025 as opposed to August 22, 2025 through December 31, 2025. Pro forma Building Solutions in 2024 reflects Timber Technologies results from January 1, 2024 through the date of acquisition of May 17, 2024. Pro forma Energy Services in 2024 and 2025 reflects Alliance Drilling Tools results, which was acquired by Star Operating Companies on March 3, 2025.